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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------
                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 17, 2004

                             MASTERCARD INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                          (State or other jurisdiction
                                of incorporation)

                                    000-50250
                                   (Commission
                                  File Number)

                                   13-4172551
                                  (IRS Employer
                               Identification No.)

                              2000 PURCHASE STREET
                               PURCHASE, NEW YORK
                    (Address of principal executive offices)

                                      10577
                                   (Zip Code)

                                 (914) 249-2000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 17, 2004, MasterCard International Incorporated, the principal operating subsidiary of MasterCard Incorporated, amended the terms of its Value Appreciation Program ("VAP"). The VAP is a long-term incentive plan which from 1995 through 1998 awarded share units, each representing the return on $1,000 invested in a portfolio consisting of the publicly-traded stock of some of the Company's member financial institutions, to certain of MasterCard's senior executives. Generally, share units vest ratably over a five-year period and vest automatically upon a VAP participant's termination of employment due to death, disability or retirement. Share units are automatically forfeited in the event that a participant is terminated for cause. VAP participants have ten years from the date of the award to exercise their share units. Upon exercising their share units, participants receive the appreciated value of the investment -- a cash payment equal to the difference between the current market value of the share unit and the original amount of the investment. Upon expiration of a share unit, the share unit is automatically exercised and paid out to the participant.

The amendments to the VAP, which are effective October 1, 2004, permit the assets underlying the share units to be invested in investment funds instead of the portfolio of the stock of MasterCard's members. The amendments also provide participants with more flexibility regarding when they can exercise their units and clarify some administrative features of the VAP.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 18, 2004, the Global Board of Directors of MasterCard Incorporated elected Donald L. Boudreau to become a full voting director of the Global Board, representing the U.S. region. Mr. Boudreau fills a vacancy on the Global Board that arose in connection with the resignation of another director in May 2004. Mr. Boudreau is Chairman Emeritus of MasterCard Incorporated and has served on the Global Board as a non-voting advisory director since June 2002. Mr. Boudreau is a member of the Audit, Compensation and Nominating and Corporate Governance Committees of the Global Board.

Mr. Boudreau is a former executive officer of Chase Manhattan Bank USA, N.A., which is a stockholder of MasterCard Incorporated and a principal member of MasterCard International Incorporated. MasterCard provides financial and other incentives to Chase and its affiliates in connection with MasterCard-branded payment programs issued by Chase. MasterCard earned approximately $153 million in net fees from Chase and its affiliates in 2003.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit 99.1 Value Appreciation Program of MasterCard International Incorporated, as amended.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MASTERCARD INCORPORATED
                                        By  /s/  Noah J. Hanft
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                                            Noah J. Hanft
Date: November 19, 2004                     General Counsel and Secretary